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                                                                    Exhibit 99.7

                              ACORN PRODUCTS, INC.

                          NOMINEE HOLDER CERTIFICATION

         The undersigned, a bank, broker, trustee, depository or other nominee holder of rights ("Rights") to purchase shares of common stock, par value $0.01 per share ("Common Stock"), of Acorn Products, Inc. (the "Company") pursuant to the Rights Offering described and provided for in the Company's prospectus dated November 21, 2002 ("Prospectus"), hereby certifies to the Company and to American Stock Transfer & Trust Company (the "Rights Agent") that the undersigned has subscribed for the number of shares of Common Stock specified below pursuant to the Rights Offering (as described in the Prospectus) on behalf of beneficial owners of Rights who have exercised the Rights.


     NUMBER OF SHARES OWNED                NUMBER OF RIGHTS EXERCISED
     ON THE RECORD DATE
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1.
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2.
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3.
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4.
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5.
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6.
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7.
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8.
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Name of Bank, Broker, Trustee, Depository or Other Nominee By:
Authorized Signature Name:
(Please type or print)

By:
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         Authorized Signature

Name:
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                  (Please type or print)